Exhibit 99.1

Pier 1 Imports, Inc. Reports Second Quarter Fiscal 2018 Financial Results

Provides Updated Financial Guidance

Declares Quarterly Cash Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--September 27, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the second quarter ended August 26, 2017.

Second Quarter Fiscal 2018 Highlights

  Net sales increased 0.4% to $407.6 million;
  Company comparable sales increased 1.8%;
  E-Commerce sales penetration reached 27%; and
  Loss per share (GAAP) of ($0.10); adjusted loss per share (non-GAAP) of ($0.05) compared to loss per share of ($0.05) in the second quarter of fiscal 2017 (see reconciliation below of loss per share to adjusted non-GAAP loss per share).

“We achieved solid top-line performance and year-over-year improvement in merchandise margin in a challenging retail environment,” said Alasdair James, President and Chief Executive Officer. “However, this level of performance does not reflect our expectations for the business. We believe there is far greater potential ahead to optimize the Pier 1 Imports brand and improve our long-term profitability.”

Mr. James continued, “Over the last two months, we have been conducting an extensive analysis of Pier 1 Imports’ brand strengths and operational capabilities. As I expected, there are strategic and tactical opportunities to enhance our brand positioning and refine our operations within key areas of the business, including sourcing, supply chain and promotional effectiveness. We are leveraging the strengths and assets within our organization, along with external resources, as we map our strategic plan for the future. We are halfway through our assessment process and now have greater confidence in our ability to strengthen the brand proposition, capture operating efficiencies and position the Company for long-term success.”

Second Quarter Fiscal 2018 Results of Operations

Net sales for the second quarter of fiscal 2018 increased 0.4% to $407.6 million, compared to $405.8 million in the same period last year. Company comparable sales for the quarter increased 1.8% versus the year-ago period. E-Commerce represented approximately 27% of net sales in the second quarter of fiscal 2018, as compared to approximately 20% of net sales in the second quarter of fiscal 2017. Taking into account e-Commerce orders placed in or picked up in-store, approximately 90% of the Company’s second quarter fiscal 2018 net sales directly touched a store.

Gross profit for the second quarter of fiscal 2018 totaled $140.2 million, or 34.4% of net sales, compared to $145.0 million, or 35.7% of net sales, in the second quarter of fiscal 2017. Second quarter merchandise margin (the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit) totaled $232.2 million, or 57.0% of net sales, compared to $229.8 million, or 56.6% of net sales, in the second quarter of fiscal 2017. The year-over-year improvement in merchandise margin as a percentage of net sales is primarily attributable to lower supply chain costs. For the three months ended August 26, 2017, contribution from operations (gross profit less compensation for operations and operational expenses) totaled $61.1 million, compared to $61.5 million during the same period last year.

Second quarter fiscal 2018 selling, general and administrative (“SG&A”) expenses were $138.1 million, or 33.9% of net sales, compared to $135.8 million, or 33.5% of net sales, in the year-ago period. Cost reductions in store compensation and corporate expenses were offset by legal and regulatory costs relating to a California wage-and-hour matter and an ongoing Consumer Product Safety Commission (“CPSC”) inquiry, as well as investments in brand consulting. The following table details the breakdown of SG&A expenses for the second quarter of fiscal 2018 as compared to the same period last year (in millions).

	Three Months Ended
	August 26, 2017		August 27, 2016
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$58.4	14.3%	$61.5	15.1%
Operational expenses	20.7	5.1%	22.1	5.4%
Marketing	19.2	4.7%	19.1	4.7%
Other selling, general and administrative (1)	39.8	9.8%	33.2	8.2%
Total selling, general and administrative (1)	$138.1	33.9%	$135.8	33.5%

(1) The period ended August 26, 2017 includes legal and regulatory costs and investments in brand consulting totaling approximately $8 million.

Second quarter fiscal 2018 operating loss was $11.3 million compared to operating loss of $4.3 million in the same period last year. Net loss for the second quarter ended August 26, 2017, was $7.8 million, or ($0.10) per share, compared to net loss of $4.1 million, or ($0.05) per share, in the year-ago quarter. Adjusted net loss (non-GAAP) was $4.2 million, or ($0.05) per share, and excludes $6.6 million ($3.6 million, or $0.05 per share, net of tax) of expense for the legal and regulatory costs referred to above. Second quarter EBITDA (earnings before interest, taxes, depreciation and amortization) in fiscal 2018 was $2.8 million, and after excluding the legal and regulatory costs referred to above, adjusted EBITDA was $9.4 million, compared to EBITDA of $9.5 million in the second quarter of fiscal 2017.

Year-to-Date Results of Operations

Net sales for the six months ended August 26, 2017, were $817.1 million, a decrease of 0.9% from the same period last year. Company comparable sales for the six months ended August 26, 2017, increased 0.7%. For the six months ended August 26, 2017, e-Commerce represented approximately 26% of net sales, compared to approximately 20% for the same period last year.

Gross profit for the six months ended August 26, 2017, totaled $291.8 million, or 35.7% of net sales, compared to $294.0 million, or 35.7% of net sales, for the six months ended August 27, 2016. Merchandise margin for the six months ended August 26, 2017, totaled $472.4 million, or 57.8% of net sales, compared to $462.3 million, or 56.1% of net sales, for the same period last year. For the six-month period ended August 26, 2017, contribution from operations totaled $136.0 million, compared to $130.2 million during the same period last year.

SG&A expenses for the six months ended August 26, 2017, were $278.3 million, or 34.1% of net sales, compared to $278.5 million, or 33.8% of net sales, during the same period a year ago. Reductions in store compensation expense were offset by legal and regulatory costs relating to a California wage-and-hour matter and an ongoing CPSC inquiry, as well as investments in brand consulting. The following table details the breakdown of SG&A expenses for the six months ended August 26, 2017, as compared to the same period last year (in millions).

	Six Months Ended
	August 26, 2017		August 27, 2016
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$114.5	14.0%	$121.7	14.8%
Operational expenses	41.3	5.1%	42.1	5.1%
Marketing	48.6	6.0%	47.7	5.8%
Other selling, general and administrative (1)	73.9	9.0%	67.0	8.1%
Total selling, general and administrative (1)	$278.3	34.1%	$278.5	33.8%

(1) The period ended August 26, 2017 includes legal and regulatory costs and investments in brand consulting totaling approximately $8 million.

Operating loss for the six months ended August 26, 2017 was $13.7 million, compared to operating loss of $12.1 million for the six months ended August 27, 2016. Net loss for the six-month period was $10.8 million, or ($0.13) per share, compared to $10.1 million, or ($0.12) per share, in the year-ago period. Adjusted net loss (non-GAAP) was $7.2 million, or ($0.09) per share and excludes $6.6 million ($3.6 million, or $0.04 per share, net of tax) of expense for the legal and regulatory costs referred to above. EBITDA for the six months ended August 26, 2017, totaled $14.5 million, and after excluding the legal and regulatory costs referred to above, adjusted EBITDA was $21.1 million, compared to EBITDA of $16.2 million in the year-ago period.

Balance Sheet Highlights and Share Repurchase Program

As of August 26, 2017, the Company had $34.9 million of cash and cash equivalents, $194.0 million outstanding under its senior secured term loan and no working capital borrowings outstanding under its $350 million secured revolving credit facility. Inventories at the end of the second quarter of fiscal 2018 decreased 5.0% to $457.3 million, compared to $481.3 million a year ago.

During the second quarter ended August 26, 2017, the Company repurchased 1,425,300 shares of its common stock at a cost of approximately $6.9 million. Of the Company’s $200 million share repurchase program announced in April 2014, $26.6 million remains available for repurchases.

Real Estate Optimization Initiative

During the second quarter of fiscal 2018, the Company closed four stores. The Company expects to close a total of approximately 20 to 25 stores in fiscal 2018.

Store Statistics

	Store Count
Three Months Ended	Start	Openings	Closures	End	Relocations (1)

May 27, 2017	1,018	1	(3)	1,016	1
August 26, 2017	1,016	-	(4)	1,012	-
Fiscal 2018 Year-to-Date	1,018	1	(7)	1,012	1

May 28, 2016	1,032	3	(8)	1,027	3
August 27, 2016	1,027	2	(6)	1,023	2
Fiscal 2017 Year-to-Date	1,032	5	(14)	1,023	5

(1) Relocations are noted only in the period in which the new store opens.

Updated Financial Guidance

The Company updated its full year financial outlook to reflect the anticipated impact of hurricanes Harvey and Irma on its third quarter fiscal 2018 financial results. Fiscal 2018 fourth quarter and full year financial guidance is being provided on a 14-week and 53-week basis, respectively, with the exception of company comparable sales growth, which is being provided on a 13-week and 52-week basis.

Guidance Metric	Third Quarter	Fourth Quarter	Full Year Fiscal 2018
· Comparable sales growth (%):	(2%) to Flat	Flat to 2%	(1%) to 1%
· Net sales growth (%):	(3%) to (1%)	5% to 7%	Flat to 2%
· Merchandise margin (% of net sales):	Approximately 59%	Approximately 56%	Approximately 57.5%
· SG&A expenses:	$150 million to $155 million	$150 million to $155 million	Approximately 31.5% of net sales
· Marketing spend (% of net sales):			Approximately 6% of net sales
· Depreciation:			Approximately $54 million
· Effective tax rate:			Approximately 41%
· Earnings per share (GAAP):	$0.08 to $0.14	$0.34 to $0.44	$0.31 to $0.41
· Adjusted earnings per share (non-GAAP):		$0.36 to $0.46	$0.38 to $0.48
· Fully diluted share count:			Approximately 80.3 million shares
· Capital expenditures:			Approximately $55 million

The Company’s adjusted earnings per share guidance excludes the following: legal costs, net of tax, related to a California wage-and-hour matter recorded during the second quarter of fiscal 2018; and regulatory costs recorded in the second quarter for an ongoing CPSC matter and the related income tax effects in the second, third and fourth quarters of fiscal 2018. The Company’s full year fiscal 2018 effective tax rate will be negatively impacted by the non-deductibility of the CPSC matter.

Declaration of Quarterly Cash Dividend

The Company announced that its Board of Directors declared a $0.07 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.07 quarterly cash dividend will be paid on November 1, 2017, to shareholders of record on October 18, 2017. As of September 26, 2017, approximately 83.8 million shares of the Company’s common stock were outstanding.

Second Quarter Fiscal 2018 Financial Results Conference Call

The Company will host a conference call to discuss second quarter fiscal 2018 financial results at 4:00 p.m. Central Time/5:00 p.m. Eastern Time on Wednesday, September 27, 2017. The conference call can be accessed at https://investors.pier1.com or by dialing 1-866-378-2926, or if international, 1-409-350-3152. The conference ID number is 75092193.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including merchandise margin, contribution from operations, EBITDA, adjusted EBITDA, adjusted net loss, adjusted loss per share and forward-looking adjusted earnings per share.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the three- and six-month periods ended August 26, 2017 and August 27, 2016. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Contribution from operations represents gross profit less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income (loss) or gross profit as a measure of operating performance. A reconciliation of net loss to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

		Three Months Ended				Six Months Ended
		August 26, 2017		August 27, 2016		August 26, 2017		August 27, 2016
		$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)		$232.2	57.0%	$229.8	56.6%	$472.4	57.8%	$462.3	56.1%

Less:	Delivery and fulfillment net costs	18.7	4.6%	10.6	2.6%	35.4	4.3%	21.4	2.6%
	Store occupancy costs	73.3	18.0%	74.2	18.3%	145.2	17.8%	146.9	17.8%
Gross profit (GAAP)		140.2	34.4%	145.0	35.7%	291.8	35.7%	294.0	35.7%

Less:	Compensation for operations	58.4	14.3%	61.5	15.1%	114.5	14.0%	121.7	14.8%
	Operational expenses	20.7	5.1%	22.1	5.4%	41.3	5.1%	42.1	5.1%
Contribution from operations (non-GAAP)		61.1	15.0%	61.5	15.2%	136.0	16.6%	130.2	15.8%

Less:	Other nonoperating income	(0.8)	(0.1)%	(0.2)	0.0%	(1.0)	(0.1)%	(0.7)	(0.1)%
	Marketing and other SG&A	59.0	14.5%	52.2	12.9%	122.5	15.0%	114.7	13.9%
EBITDA (non-GAAP)		2.8	0.7%	9.5	2.3%	14.5	1.8%	16.2	2.0%

Less:	Income tax benefit	(6.1)	(1.5)%	(2.8)	(0.7)%	(7.9)	(1.0)%	(6.9)	(0.9)%
	Interest expense, net	3.3	0.8%	2.8	0.7%	6.1	0.7%	5.6	0.7%
	Depreciation	13.4	3.3%	13.6	3.3%	27.1	3.3%	27.6	3.4%
Net loss (GAAP)		$(7.8)	(1.9)%	$(4.1)	(1.0)%	$(10.8)	(1.3)%	$(10.1)	(1.2)%

This press release also references adjusted EBITDA, adjusted net loss, adjusted loss per share and forward-looking adjusted earnings per share, each of which excludes legal and regulatory costs relating to a California wage-and-hour matter and an ongoing CPSC inquiry. Management believes these non-GAAP financial measures are useful in comparing the Company’s year-over-year operating performance and should be considered supplemental and not a substitute for the Company’s net loss, loss per share, earnings per share or forward-looking earnings per share results reported in accordance with GAAP for the periods presented.

	Three months ended August 26, 2017	Six months ended August 26, 2017

EBITDA (Non-GAAP)	$2.8	$14.5
Add back:
Legal and regulatory matters	6.6	6.6
Adjusted EBITDA (Non-GAAP)	$9.4	$21.1

Net loss (GAAP)	$(7.8)	$(10.8)
Add back:
Legal and regulatory matters, net of tax (1)	3.6	3.6
Adjusted net loss (Non-GAAP)	$(4.2)	$(7.2)

Loss per share (GAAP)	$(0.10)	$(0.13)
Add back:
Legal and regulatory matters, net of tax (1)	0.05	0.04
Adjusted loss per share (Non-GAAP)	$(0.05)	$(0.09)

(1) For the three and six months ended August 26, 2017, legal and regulatory costs relating to a California wage-and-hour matter and an ongoing CPSC inquiry totaled $6.6 million, or $3.6 million after adjusting for the tax impact.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	August 26,	% of	August 27,	% of
	2017	Sales	2016	Sales

Net sales	$407,607	100.0%	$405,823	100.0%

Cost of sales	267,443	65.6%	260,787	64.3%

Gross profit	140,164	34.4%	145,036	35.7%

Selling, general and administrative expenses	138,087	33.9%	135,777	33.5%
Depreciation	13,417	3.3%	13,598	3.3%

Operating loss	(11,340)	(2.8%)	(4,339)	(1.1%)

Nonoperating (income) and expenses:
Interest, investment income and other	(408)		(458)
Interest expense	2,983		3,017
	2,575	0.6%	2,559	0.6%

Loss before income taxes	(13,915)	(3.4%)	(6,898)	(1.7%)
Income tax benefit	(6,092)	(1.5%)	(2,829)	(0.7%)

Net loss	$(7,823)	(1.9%)	$(4,069)	(1.0%)

Loss per share:
Basic	$(0.10)		$(0.05)
Diluted	$(0.10)		$(0.05)

Dividends declared per share:	$0.07		$0.07

Average shares outstanding during period:
Basic	80,350		80,437
Diluted	80,350		80,437

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Six Months Ended
	August 26,	% of	August 27,	% of
	2017	Sales	2016	Sales

Net sales	$817,132	100.0%	$824,193	100.0%

Cost of sales	525,371	64.3%	530,190	64.3%

Gross profit	291,761	35.7%	294,003	35.7%

Selling, general and administrative expenses	278,282	34.1%	278,501	33.8%
Depreciation	27,140	3.3%	27,649	3.4%

Operating loss	(13,661)	(1.7%)	(12,147)	(1.5%)

Nonoperating (income) and expenses:
Interest, investment income and other	(978)		(1,239)
Interest expense	6,031		6,064
	5,053	0.6%	4,825	0.6%

Loss before income taxes	(18,714)	(2.3%)	(16,972)	(2.1%)
Income tax benefit	(7,905)	(1.0%)	(6,883)	(0.9%)

Net loss	$(10,809)	(1.3%)	$(10,089)	(1.2%)

Loss per share:
Basic	$(0.13)		$(0.12)
Diluted	$(0.13)		$(0.12)

Dividends declared per share:	$0.14		$0.14

Average shares outstanding during period:
Basic	80,715		81,050
Diluted	80,715		81,050

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	August 26,	February 25,	August 27,
	2017	2017	2016
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $29,705, $149,375 and $34,420, respectively	$34,945	$154,460	$38,339
Accounts receivable, net	22,263	22,945	20,760
Inventories	457,337	400,976	481,297
Prepaid expenses and other current assets	51,905	31,607	43,555
Total current assets	566,450	609,988	583,951

Properties and equipment, net of accumulated depreciation
of $533,178, $505,555 and $506,160, respectively	178,471	191,476	195,672
Other noncurrent assets	37,515	41,618	35,773
	$782,436	$843,082	$815,396

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$87,171	$68,981	$82,198
Gift cards and other deferred revenue	56,456	60,398	59,983
Borrowings under revolving line of credit	-	-	20,000
Accrued income taxes payable	-	26,058	54
Current portion of long-term debt	2,000	2,000	2,000
Other accrued liabilities	108,349	133,866	103,509
Total current liabilities	253,976	291,303	267,744

Long-term debt	198,485	199,077	199,667
Other noncurrent liabilities	64,851	60,674	89,975

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	157,574	191,501	187,779
Retained earnings	714,870	737,165	708,171
Cumulative other comprehensive loss	(5,857)	(7,414)	(8,304)
Less -- 41,469,000, 42,050,000 and 41,910,000
common shares in treasury, at cost, respectively	(601,588)	(629,349)	(629,761)
Total shareholders' equity	265,124	292,028	258,010
	$782,436	$843,082	$815,396

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	August 26,	August 27,
	2017	2016

Cash flows from operating activities:
Net loss	$(10,809)	$(10,089)
Adjustments to reconcile to net cash used in
operating activities:
Depreciation	31,011	30,457
Stock-based compensation expense	2,544	2,778
Deferred compensation, net	1,301	2,885
Deferred income taxes	7,058	(1,586)
Amortization of deferred gains	(536)	(536)
Other	3,326	3,935
Changes in cash from:
Inventories	(56,361)	(75,438)
Prepaid expenses and other assets	(19,664)	(9,430)
Accounts payable and other liabilities	(5,470)	9,689
Accrued income taxes payable, net of payments	(26,058)	(6,270)
Net cash used in operating activities	(73,658)	(53,605)

Cash flows from investing activities:
Capital expenditures	(25,174)	(22,781)
Proceeds from disposition of properties	7	49
Proceeds from sale of restricted investments	26,762	1,913
Purchase of restricted investments	(25,153)	(765)
Net cash used in investing activities	(23,558)	(21,584)

Cash flows from financing activities:
Cash dividends	(11,221)	(11,277)
Purchases of treasury stock	(9,679)	(10,566)
Stock purchase plan and other, net	861	1,150
Repayments of long-term debt	(1,000)	(1,000)
Debt issuance costs	(1,260)	-
Borrowings under revolving line of credit	-	23,000
Repayments of borrowings under revolving line of credit	-	(3,000)
Net cash used in financing activities	(22,299)	(1,693)

Change in cash and cash equivalents	(119,515)	(76,882)

Cash and cash equivalents at beginning of period	154,460	115,221

Cash and cash equivalents at end of period	$34,945	$38,339

CONTACT:
The Blueshirt Group
Christine Greany, 858-523-1732
christine@blueshirtgroup.com